Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45082) of Energy East Corporation of our report dated June 23, 2006 relating to the financial statements of the Connecticut Natural Gas Corporation Union Employee Savings Plan, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine June 29, 2006